Exhibit 99.1

SCAN TO VIEW MATERIALS & VOTE
CRESCENT ENERGY COMPANY 600 TRAVIS STREET, SUITE 7200 HOUSTON, TX 77002	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CRGY2025SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V79633-S21652 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRESCENT ENERGY COMPANY

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

				☐	☐	☐

1.To approve the issuance of shares of Class A common stock, par value $0.0001 per share, of Crescent Energy Company (“Crescent”) in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated August 24, 2025, by and among Crescent, Vital Energy, Inc., Venus Merger Sub I Inc. and Venus Merger Sub II LLC (the “Crescent Issuance Proposal”);

				☐	☐	☐
2.To approve the Third Amendment to the Crescent Energy Company 2021 Equity Incentive Plan; and

				☐	☐	☐

3.To approve one or more adjournments of the Crescent special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Crescent Issuance Proposal.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V79634-S21652

CRESCENT ENERGY COMPANY Special Meeting Of Stockholders [TBD], 2025, [TBD] a.m. Central Time This proxy is solicited on behalf of the Board of Directors

The Stockholder(s) hereby appoint(s) Bo Shi and Todd Falk, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CRESCENT ENERGY COMPANY that the Stockholders is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD] a.m. Central Time, on [TBD], 2025, virtually at www.virtualshareholdermeeting.com/CRGY2025SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side